FORM 8-K CURRENT REPORT

Pursuant to Section 13(a) of the Securities Exchange Act of 1934

     Date of This Report: Period Ending: September 8, 2006

Date Of Earliest Transaction Described In This Report: May 26, 2006

Date This Report Filed with Commission: September 12, 2006

CARTOON ACQUISITION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50411	20-0269287
(State of	(Commission File	(Federal Employer I. D.
Incorporation)	Number)	No.)

     233 Alexander Street

Second Floor

Rochester, New York 14607-2518

(Street Address of Principal Executive Office)

Mailing Address: Post Office Box 202 Wyoming, New York 14591-0202

(585) 495-9923

(Registrant’s Telephone Number Including Area Code)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]     Written communications pursuant  to Rule 425  under the Securities Act
     (17  CFR 230.425)

[  ]     Soliciting material pursuant to  Rule 14a-12  under the Exchange Act (17
      CFR  240.14a-12)

[  ]     Pre-commencement communications  pursuant to  Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications  pursuant to  Rule 13e-4(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

The Registrant is submitting this Form 8-K filing to report current and extraordinary events in accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934.

     This is a current report filed by Cartoon Acquisition, Inc., a United States corporation (the "Registrant"), and contains certain information that may be applicable to its totally-held subsidiary, Residential Income Properties, Inc., a New York corporation (the "Subsidiary"), with the U. S. Securities and Exchange Commission (the "Commission") on Form 8-K (this "Report").

     Some of the information in this Report may be considered to be "filed late"; however, in addition to subjective and restrictive limitations on the Registrant's available capital and credit resources, (a) the Registrant was required to obtain clearance from certain of its professional advisors (relative to certain of the contents of this Report) and (b) the Registrant was required to await clearance from the Commission's Office of Filings and Information Systems (relative to a Commission-internal irregularity associated with the Registrant's Commission file number) prior to filing this Report. (The aforesaid reviews and clearance were obtained by the Registrant on August 11, 2006; however, due to internal administrative difficulties and revisions the Registrant believed are necessary for the Commission's review and interpretation of the information contained in this Report, and, because the Registrant did not receive certain confirmation of a material definitive agreement, the Registrant withheld filing this Report until September 12, 2006.)

     Moreover, some of the information contained in this Report will have to be filed with the Commission in one or more other reports of the Registrant, for one or more quarters and in one or more years that concluded prior to the date hereof; such sections are identified accordingly. Therefore, the Commission and the readers hereof are encouraged to review all of the Registrant's filings on the Commission's website at www.sec.gov.

     The Registrant considers the information in this Report to be "filed" under the Securities Exchange Act of 1934.

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS.

Item 1.01. Entry Into A Material Definitive Agreement.

A. Guaranty Of The Hudson Note.

     On or about August 11, 2006, the Registrant issued a guaranty to benefit Michael H. Troso, which instrument the Registrant deems to be an off-balance sheet transaction (the "Guaranty"); whereby, the Guaranty was issued by the Registrant (which the Registrant deemed to be material to its operations and financial condition) to guarantee the payment of that certain promissory note, dated September 12, 2005, payable to Mr. Troso and issued, personally, by the Registrant's President, Randolph S. Hudson (the "Note"), as amended on August

4, 2006 (the "First Amendment"). The parties to the Guaranty are the Registrant, Mr. Troso, and Mr. Hudson, although Mr. Troso and Mr. Hudson are parties-in-acknowledgment to the Guaranty, neither of whom has any obligations to perform under the terms of the Guaranty.

Form 8-K Report dated September 8, 2006, Page 2 of 33

     Certain material relationships exist between the Registrant and Mr. Hudson and Mr. Troso, respectively. The original, unamended Note to Mr. Troso by Mr. Hudson involved Montana Acquisition Corporation ("Montana") (Commission CIK 0001124043), of which Mr. Hudson serves as its principal shareholder and also serves as its sole officer and director. [Montana is a Delaware corporation that has a class of stock registered under the Securities Act of 1933. In addition, the Registrant considered entering into a merger with Montana, whereby the Registrant was to have survived the transaction; however, the Registrant's Board of Directors elected not to consummate that prospective merger. There is more information available to the readers hereof relating to Montana in this Report, which information is explained in Section 2, Item 2.02(B) and in Section 7, Item 7.01(C) hereunder.] To continue, Mr. Troso could be considered an "affiliate" of Mr. Hudson and of Montana and of the Registrant. Mr. Troso is one of the Registrant's principal lenders, in addition to having sold the Registrant's Subsidiary certain assets, which comprise the principal operating assets of the Registrant (by and through the Subsidiary). [Mr. Troso is also a principal lender of Montana, and, between approximately September 5, 2005 and January 21, 2006, Mr. Troso was Montana's principal shareholder in plurality.]

     The principal features of the Guaranty, beyond the Registrant acknowledgment and receipt of good, adequate, and valuable consideration, are that it unconditionally, absolutely, and irrevocably guaranteed: to make full and prompt payment of the Note, as amended by the First Amendment, whether at maturity, acceleration, or otherwise, and to pay Mr. Troso any other indebtedness or liability that it issued or that he held under or arising from this specific transaction.

     In addition, the Registrant's liability under the Guaranty is in the full amount owed to Mr. Troso, or to any successive trustee (however, without any right or rights of assignment), including any interest, default interest, costs and fees (including, without limitation, reasonable attorneys' fees) that may accrue under the Note.

     The Registrant's liability under the Guaranty is a guarantee of payment and performance, and not merely an act of collection of the amended Note. The Registrant agreed that it would be liable even if Mr. Hudson had no liability at the time he executed the Note or thereafter ceased to be liable, and the Registrant waived any defenses based on the absence of any such (unknown or unpredictable) liability.

     The Registrant agreed that its liability might be larger in amount and more burdensome than that of Mr. Hudson. The Registrant's liability under the Note will continue until all sums due under the Note, as amended by the First Amendment, will be paid-in-full.

     The Registrant agreed that its obligations under the Guaranty shall not be released, diminished, impaired, reduced, or otherwise affected by the invalidity or unenforceability against Mr. Hudson of all or any part of the obligations guaranteed thereby including, without limitation, the invalidity or unenforceability resulting from certain facts, which are set forth in the Guaranty.

Form 8-K Report dated September 8, 2006, Page 3 of 33

     Mr. Troso may, without notice to the Registrant, or without its authorization, and in his absolute discretion and without prejudice to the Registrant, and in no way limiting Mr. Hudson’s liability under the Guaranty: (i) grant extensions of time, renewals, or other indulgences and modifications to Mr. Hudson, (ii) request security for the Note, whether real or personal in nature, (iii) discharge or release, or fail to proceed against, any party or parties liable for the guaranteed obligations, (iv) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Mr. Hudson or any other guarantor or pledgor, (v) make other or additional loans to Mr. Hudson in such amounts and at such times as Mr. Troso may determine in his discretion, and (vi) to otherwise deal with Mr. Hudson or any other guarantor or pledgor or any security or collateral as Mr. Troso may determine in his discretion.

     The Registrant agreed that its liability shall continue even if Mr. Troso alters any obligations under the Note in any respect, or if Mr. Troso's remedies or rights against Mr. Hudson are in any way impaired or suspended without the Registrant's consent, or, if Mr. Troso releases or substitutes, or impairs or suspends, any remedy against, or fails to proceed against, Mr. Hudson or any other guarantor or pledgor, and the Registrant waived any defenses based on any such actions.

     To that extent, except as provided in the Guaranty, the Registrant waived any and all benefits and defenses which would otherwise require Mr. Troso to (i) proceed against Mr. Hudson or any other guarantor or pledgor, (ii) proceed against or exhaust any security or collateral Mr. Troso may hold, or (iii) pursue any other right or remedy for the Registrant's benefit, and, the Registrant agreed that Mr. Troso may proceed against it for the obligations guaranteed in the Guaranty without taking any action against Mr. Hudson (except, to permit the Registrant to join Mr. Hudson as a party in any suit under the Guaranty) or any other guarantor or pledgor and without proceeding against or exhausting any security or collateral Mr. Troso holds or may hold.

     The Registrant further agreed that Mr. Troso may unqualifiedly exercise in his sole discretion any or all rights and remedies available to him against the Registrant or any other guarantor or pledgor without impairing his rights and remedies in enforcing the Guaranty, under which the Registrant's liabilities shall remain independent and unconditional. Further, the Registrant agreed that Mr. Troso's exercise of certain of such rights or remedies may affect or eliminate the Registrant's right of subrogation or recovery against Mr. Hudson and that the Registrant may incur a partially or totally non-reimbursable liability under the Guaranty.

     The Registrant waived notice of the failure by Mr. Hudson to pay or perform, or any default by him, under the Note, as amended. However, the Registrant did indicate, and Mr. Troso agreed, the Registrant will not be considered a "debtor" as defined in the Uniform Commercial Code.

     The Registrant agreed that it shall have the right of subrogation and reimbursement against Mr. Hudson, the right of subrogation against any collateral or security provided for in the Note, as amended, and the right of

Form 8-K Report dated September 8, 2006, Page 4 of 33

contribution against any other guarantor or pledgor unless and until all amounts due under the Note, as amended, are paid-in-full.

     It should be noted: If all or any portion of the guaranteed obligations are paid or performed by Mr. Hudson, or by any other party on Mr. Hudson's behalf or acting in his stead, the Registrant's obligations under the Guaranty shall no longer continue and will be null and void and of no further force and effect.

     The consideration received by the Registrant to deliver the Guaranty was its receipt of the considerable amount of the proceeds from the loan to Mr. Hudson, all of which such borrowed funds were expended to pay administrative and executive expenses incurred by the Registrant, then, in the conduct of pursuing its stated business objectives. Moreover, the remaining amounts of the proceeds from the loan not paid directly to the Registrant were used by Mr. Hudson to facilitate matters on the Registrant's behalf. [The proceeds of the loan to Mr. Hudson from Mr. Troso were reported to the Registrant's non-certifying accountant on May 26, 2006, and were to have been accounted for in the Registrant's statements of financial condition for the respective accounting period.]

     The Registrant asked Mr. Troso to execute and deliver the Guaranty on August 12, 2006, on which date the Registrant and Mr. Hudson delivered executed copies of the Guaranty, including its sole exhibit, to Mr. Troso by U. S. Mail, following its electronic delivery on said date to Mr. Troso to his last known e-mail address. [A reproduction of the Certificate of Mailings regarding Mr. Hudson's delivery to Mr. Troso of the aforementioned documents is annexed as Exhibit 99.5 hereof and made a part hereof by reference thereto.]

     [The reproductions of the Guaranty, the Note, and the First Amendment are annexed as Exhibits 10.3, 10.4, and 10.5, respectively, and each is made a part hereof by reference thereto.]

     [There is additional information on the Guaranty, the Note, and the First Amendment in Section 2.03 and Section 2.04 hereinunder this Report.]

     [For additional information on Mr. Troso's and Mr. Hudson's involvement with Montana, readers are encouraged to view Montana's file at the Commission, either by going to the Commission's website or by obtaining a copy from the Commission's Public Reference Room, the address of which is furnished hereinbelow.]

     IMPORTANT NOTE AND PROVISO APPLICABLE TO THE GUARANTY: If the Registrant does not receive its original copy of each of the First Amendment and Guaranty duly executed and delivered to the Registrant by Mr. Troso on or before the last day of the Registrant's 2006 third calendar quarter, September 30, 2006, then, and in such case, the Registrant shall deem the First Amendment and the Guaranty null and void and of no further force or effect.

Form 8-K Report dated September 8, 2006, Page 5 of 33

SECTION 2 - FINANCIAL INFORMATION.

     Some of the statements made in Section 2 of this Report may be deemed to be "forward-looking statements", as that term is defined in Section 27A of the Securities Act of 1933 (15 U.S.C. 77z-2) and in Section 21E of the Securities Exchange Act of 1934 (15 U.S.C. 78u-5), which are referred to as "statutory safe harbor" provisions.

     While the Registrant is not seeking safe harbor for the statements of actual events, certain conclusions that are implied by the Registrant to report the events described in this item may be deemed to be "forward-looking". Forward-looking statements ARE NOT historical facts; rather, such statements are based upon the OPINIONS AND ESTIMATES of the Registrant's senior executive management on the date such statements are made. EVERY FORWARD-LOOKING STATEMENT REFLECTS AN INHERENT RISK AND UNCERTAINTY THAT COULD CAUSE THE ACTUAL RESULTS OF ANY SUCH EVENT TO DIFFER MATERIALLY FROM THE PLANS, PROJECTIONS, OR EXPECTATIONS EXPRESSED OR IMPLIED IN SUCH STATEMENT BY THE REGISTRANT'S SENIOR EXECUTIVE MANAGEMENT ON THE DATE THE STATEMENT WAS MADE. These forward-looking statements that may infer an impression of optimism about the beliefs and expectations of the Registrant's senior executive management may be expressed through words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "contemplates", "prospective", "attempt", "proposed", and similar expressions or terms, which identify forward-looking statements.

     The Registrant cautions the Commission and the public not to place undue influence on these forward-looking statements, which speak only as of the date they were made and are not required to be updated by the Registrant in further filings, schedules, or reports the Registrant must file with the Commission.

Item 2.02. Results Of Operations And Financial Condition.

A. AUDIT COMMITTEE MEETING AND REPORT.

     On July 13, 2006, the Registrant's Chairman of the Board convened a meeting of the Registrant's Audit Committee for the purpose of determining the Registrant's best course of action to address the issues of the resignation of its independent compilation accountant, to employ a new non-certifying accountant to replace him, and to determine if the Registrant must observe new accounting standards, practices, principles, or interpretations relative to the transactions reported herein. The Registrant's presented its findings on September 8, 2006, relative to the tasks it undertook, as follows:

(1) Resignation Of John J. Marchaesi, C. P. A. And Review Of Accounting.

     On or about July 12, 2006, John J. Marchaesi, C. P. A., of Rochester, New York, the Registrant's non-certifying accountant upon whom the Registrant's certifying accountant could rely (as was previously reported to the Commission), submitted his resignation to the Registrant's Chairman of the Board, Randolph S. Hudson. [The information stated in Item 4.01 hereunder more fully describes Mr. Marchaesi's resignation and all of the other

Form 8-K Report dated September 8, 2006, Page 6 of 33

information required to be disclosed by the Registrant in connection with his resignation.]

     As the result of Mr. Marchaesi's departure, the Registrant's Audit Committee suggested that the Registrant request its principal certifying accountant, Michael T. Studer, C. P. A., P. C., of Freeport, New York, to conduct a review of all of the information previously compiled by Mr. Marchaesi. As the result of Mr. Marchaesi's departure, it is urgent for the Registrant to engage the services of a new, qualified certified public accountant to continue to compile the Registrant's and the Subsidiary's statements of financial condition; however, the Audit Committee determined that it would be in the best interests of the Registrant and of any new compilation accountant to make certain there were no inconsistencies with any of the previous accounting compiled and performed by Mr. Marchaesi.

     In his numerous, albeit informal, replies to and received by the Registrant between July 10, 2006 and July 17, 2006, Mr. Studer requested (a) definitive proof of the existence of the issuance by it of certain promissory notes to various individuals and/or companies, which the Registrant subsequently provided to him, (b) definitive proof of the terms and obligations of the Registrant in regard to its merger on November 25, 2005 with Diamine Tech Group, Inc., which the Registrant is in the process of providing to him, and (c) the identification of further subsequent events to be contained in future notes to the Registrant's financial statements beyond the Registrant's Quarterly Report on Form 10-QSB dated June 30, 2005, which the Registrant is in the process of providing to him.

     Mr. Studer informed Mr. Hudson that he had no disagreement with Mr. Marchaesi's compilations; it was understood by Mr. Hudson that his review of the Registrant's and the Subsidiary's accounting was routine in the case of the resignation of a company's compilation accountant, especially, as certain quarterly work was in the process of being concluded by Mr. Marchaesi and in the process of being delivered to Mr. Studer for his review.

(2) Engaging The Services Of A New Non-Certifying Accountant.

     As the result of Mr. Marchaesi's departure, the Audit Committee directed the Registrant's President, Randolph S. Hudson to select an individual who is qualified to perform the tasks required to compile the Registrant's and the Subsidiary's statements of financial condition (on a consolidated basis), to replace Mr. Marchaesi. The individual should be a certified public accountant, who is licensed to practice public accounting in New York State, however, it is not essential that the individual be accredited by the Public Company Accounting Oversight Board ("PCAOB"). (The rules and regulations of the Commission and the PCAOB do not require the Registrant to employ a PCAOB-qualified compilation accountant; provided, however, the individual or firm must be qualified to perform the accounting tasks assigned to him by the Registrant and its totally-held Subsidiary.)

     On or about September 8, 2006, Mr. Hudson identified an individual whom he feels is capable of compiling the Registrant's day-to-day and month-to-month

Form 8-K Report dated September 8, 2006, Page 7 of 33

accounting functions. Mr. Hudson recommended said individual's employment to the Registrant's Audit Committee.

     There are no certain relationships that exist between the Registrant, its officers, directors, or principal shareholders and the new compilation accountant. He is independent from the Registrant in every respect. The Registrant has agreed to compensate him at commercially reasonable rates for the type and extent of work he has been employed to perform for the Registrant.

     In conclusion, the Registrant's Audit Committee has endorsed and recommended the employment of the new compilation accountant to the Registrant's Board of Directors, the Registrant's Board of Directors has employed the new compilation accountant to start work immediately by compiling the accounting information beginning with the 2006 fourth calendar quarter's accounting work and continuing to-date, and, the Registrant's certifying accountant did indicate, on a preliminarily basis, the individual should be qualified to perform the compilation of the Registrant's accounting.

[Although not yet public information, the Registrant was working judiciously to remedy its delinquent filing obligations with the Commission. In fact, Mr. Marchaesi completed the Registrant's 2006 third quarter accounting, the filing of which has been delayed pending Mr. Studer's review. The Registrant expects to be able to file its quarterly report for the period ended September 30, 2005 within 10 days from the filing date of this Report.]

     (It should be noted: The Registrant is not required to notify its shareholders, and, the Registrant was not required to obtain the approval of its shareholders to select and employ an individual or firm to serve the Registrant and its Subsidiary in a non-principal certifying accountant's position.)

(3) Determination Of New Accounting Standards, Interpretations, And Procedures That May Be Applicable To The Registrant.

     As the result of the transaction between the Registrant and Michael H. Troso, which is more fully described elsewhere in this Report, the Registrant's Audit Committee did review a number of FASB Interpretations and Standards, in order to determine their applicability in regard to the guaranty that was issued to Mr. Troso on August 11, 2006 in respect of an evidence of indebtedness issued to Mr. Troso by the Registrant's sole officer, sole director, and principal shareholder, Randolph S. Hudson.

     The Registrant categorized the guaranty (more fully described in Item 1.01(A) herein) as an "off-balance sheet transaction".

     Furthermore, the Registrant's Audit Committee has reviewed a number of Financial Accounting Standards Board ("FASB") interpretations and standards, in order to determine which, if any, of such FASB interpretations or standards would be applicable to the transaction between the Registrant and Mr. Troso, for the purpose of informing the Registrant's certifying accountant of the Audit Committee's conclusions.

Form 8-K Report dated September 8, 2006, Page 8 of 33

     The Audit Committee has determined that FASB Interpretation No. 45 (Requirements for Guarantees, Including Guarantees of Indebtedness of Others) may apply to the guaranty transaction described in this Report, and is herewith notifying Mr. Studer's firm to review this interpretation and, if his firm deems its terms applicable, to provide for such requirements in the Registrant's financial report for the period that will cover the guarantied transaction.

     The Audit Committee has determined that FASB Statement of Financial Accounting Standards No. 5 (Accounting for Contingencies) may apply to the guaranty transaction described in this Report, and is herewith notifying Mr. Studer's firm to review this statement and, if his firm deems its terms applicable, to implement such standards as may be applicable to probable loss contingencies in the Registrant's financial report for the period that will cover the guarantied transaction.

     The Audit Committee also reviewed FASB Statement of Financial Accounting Standards No. 133 and FASB Interpretation No. 46; however, it determined that they would not apply to the guaranty transaction described in this Report.

(4) Extraordinary Accounting Fees.

     In view of the resignation of John J. Marchaesi, C. P. A., of Rochester, New York, and discussed in detail elsewhere in this Report, and as the result of the additional work that will or may be required to be performed by the Registrant's certifying accountancy firm, Michael T. Studer, CPA, P. C., of Freeport, New York, the Audit Committee has approved an increase in the compensation to be made to Mr. Studer's firm. The Audit Committee has determined the additional review of the Registrant's and the Subsidiary's work-in-progress by Mr. Studer is extraordinary and outside of the scope of his firm's engagement by and responsibilities to the Registrant. Consequently, the Audit Committee has authorized the incurrence of up to $5,000 to be added to its existing obligation to compensate Mr. Studer's practice for the additional work brought on by Mr. Marchaesi's resignation. The Audit Committee has instructed the Registrant's President, Randolph S. Hudson, to deliver the necessary or requisite written assurances to Mr. Studer's firm in this regard.

B. PROSPECTIVE MERGER WITH MONTANA ACQUISITION CORPORATION.

     The Registrant's Board of Directors announces that it was conducting preliminary discussions with the Chairman of the Board and President of Montana Acquisition Corporation, a Delaware corporation (Commission Central Index Key 0001124043) ("Montana"), with regard to a prospective merger with the Registrant.

     These preliminary discussions were conducted on an informal basis; however, these discussions did require the selective disclosure by the Registrant's President, Randolph S. Hudson, of certain information to various third parties, which, again - although selective in nature - did require the release of certain non-public information to these third parties, some of whom were lenders and some of whom were principal

Form 8-K Report dated September 8, 2006, Page 9 of 33

shareholders of each of the Registrant and Montana. [For additional information on selective disclosure, readers are encouraged to read the Commission's Regulation FD. Moreover, the Registrant is disclosing the nature and extent of its disclosure of non-public information to Montana, and the parties' principal to Montana's activities, in Section 7, Item 7.01. B. hereinunder.]

     The respective Boards of Directors of the Registrant and Montana, acting collectively, deemed the preliminary discussions did not qualify to fall within the purview of Section 230.135 or Section 230.425 of the Securities Act of 1933 (the "Securities Act"); moreover, both companies' boards of directors categorized their mutual and respective discussions and preliminary communications to be exempt from Section 5(c) of the Securities Act in reliance of the exemption permitted by Section 230.166 of the Securities Act. Consequently, said discussions and preliminary communications were and will not be filed with the Commission in accordance with Rule 425.

     [Montana is a Delaware corporation and has a class of its common voting equity securities registered with the Commission under the Securities Act of 1933. However, because Montana has fewer than 300 shareholders and because Montana does not have a class of its common voting equity securities registered under the Exchange Act, Montana's duty to file reports under Section 15(d) of the Exchange were automatically suspended by operation of law.]

     The Commission and the public should be informed that a certain relationship exists in regard to the ownership and management of the Registrant and Montana. The Registrant's sole officer, sole director, and principal shareholder, all being on in the same Randolph S. Hudson, also serves Montana as its sole officer, sole director, and principal shareholder. Furthermore, Michael H. Troso, of Indialantic, Florida, who is also the sole officer, sole director, and sole shareholder of M. H. T. of Brevard, Inc., a Florida corporation ("MHT"), is one of the Registrant's principal lenders together with MHT and Mr. Troso is also the principal creditor of the Subsidiary, having entered into a real estate purchase contract with it, which asset represents the Registrant's and the Subsidiary's principal operating asset.

     Mr. Hudson, the Registrant's President, carefully reviewed Montana's current financial condition and evaluated the benefits and/or detriments that could be realized by or enforceable against the Registrant's shareholders, respectively, as the result of any definitive merger between the Registrant and Montana.

     The principal benefit to the Registrant's shareholders as the result of any prospective merger between the Registrant and Montana would be that of the consolidation of certain liabilities that represent certain assets, which, today, are equally owned by the Registrant and Montana, namely, certain computer and office equipment and certain administrative computer software.

Form 8-K Report dated September 8, 2006, Page 10 of 33

     However, the detriments to the Registrant's shareholders as the result of any prospective merger between the Registrant and Montana would be numerous and that the Registrant is identifying hereinbelow.

     Notwithstanding the perceived abovementioned benefit, the principal detriment would be that of the Registrant having to assume and perform on significant amounts of debt the Registrant would assume by operation of law as the result of any definitive merger. It was estimated the Registrant would assume approximately $102,925 in additional current and long-term debt, in addition to being responsible for additional and unpaid annual franchise taxes to the State of Delaware, additional and unpaid fees to Montana's registered agent, and, moreover, costs to the Registrant's certifying public accountant to prepare Montana's delinquent financial reports (as Montana, before and after the merger would have to supply the Registrant with audited statements of financial condition and would have to comply with certain reporting obligations under Section 15(d) of the Exchange Act) that were estimated at $25,000, and costs to convert and file all of Montana's and the Registrant's merger and related reports to the Commission, which costs were estimated to be approximately $11,000, and, lastly, additional and miscellaneous expenses related to shareholders' mailings and expenses associated therewith. In addition to other detriments, which would be material and adverse to the Registrant, given its fiscal standing, Mr. Hudson concluded that any such merger may be perceived by the Commission and the Registrant's shareholders to be a serious and material conflict of interest, whereas, the merger would relieve Mr. Hudson, personally, of approximately $90,000 in liabilities and obligations, and any such definitive merger would provide no immediate or foreseeable benefit to the Registrant or its shareholders.

     In conclusion and in view of the aforementioned facts, it was the final determination of the Registrant's Board of Directors to not merge with Montana and to discontinue any further discussions with Montana's Board of Directors regarding any such prospective merger event.

     [Important Note: The Registrant's Board of Directors is attempting to coordinate its disclosure of information that is applicable to Montana hereunder with Montana's Board of Directors, so that Montana may provide a similar explanation and disclosure under Regulation FD to the Commission, as not to deprive Montana's shareholders of this information. However, there can be no assurance that Montana will be able to timely file its disclosure in any given report to the Commission; consequently, there shall be no liability on the part of the Registrant with regard to its timely disclosure of these facts to the Commission, as required by law. By the aforesaid statements, the Registrant is not making assertion as to Montana's financial condition, administrative capability, or otherwise, in this regard, and no inference as to Montana's fiscal or administrative capabilities should be made by the readers hereof. The Registrant is not suggesting or implying that its efforts in regard to Montana's filings would be a "coordinated filing" effort.]

     [In conducting discussions with Montana's officers, directors, and affiliates, it was necessary for Mr. Hudson to disclose certain non-public

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information with them. Readers should refer to Item 7.01. B hereinunder for the Registrant's explanation on the disclosure of all such non-public information to Montana, its, officers, its directors, its shareholders, and its affiliates.]

C. PROSPECTIVE ACQUISITION OF KEN ENTERPRISES, INC.

     On or about May 26, 2006, the Registrant's President, Randolph S. Hudson, entered into preliminary discussions with Ken and Janice Grau, who are, by virtue of their marital community, the sole shareholders of Ken Enterprises, Inc., a closed Maryland corporation, that fictitiously conducts business as the "Mug and Mallet Restaurant" in Ocean City, Maryland ("Ken"). In pursuing certain development objectives of the Registrant, Mr. Hudson discussed the possibility of the Registrant, either itself or through Atlantic First Holdings, Inc., an autonomous New Jersey corporation controlled by Mr. Hudson ("AFH"), which, upon the acquisition by the Registrant, would have remained a totally-held subsidiary of the Registrant, was to have purchased 100% of the total issued and outstanding shares of Ken's common stock.

     Although Mr. Hudson conducted numerous discussions with Mr. and Mrs. Grau, and, although Mr. Grau traveled to Rochester, New York to discuss the Registrant's prospective acquisition of Ken in more depth, Mr. Hudson decided against pursuing the Registrant's acquisition of Ken.

     Mr. Hudson deemed the preliminary discussions between the Registrant and Mr. and Mrs. Grau did not qualify to fall within the purview of Section 230.135 or Section 230.425 of the Securities Act of 1933 (the "Securities Act"); moreover, Mr. Hudson categorized the preliminary discussions with Mr. and Mrs. Grau, including the preliminary communications between the Registrant and the Grau's to be exempt from Section 5(c) of the Securities Act in reliance of the exemption permitted by Section 230.166 of the Securities Act. Consequently, said preliminary discussions and preliminary communications were and will not be reported to the Commission and to the public in accordance with Rule 425.

     (It should be noted that Mr. Hudson consulted with Roy Hopkins of Rochester, New York in conducting his discussions with Mr. and Mrs. Grau. A certain relationship exists between the Registrant and Mr. Hopkins, in that the Registrant rents its principal executive office from the Hopkins family and the Registrant owes Mr. Hopkins certain fees, all of which have been previously reported to the Commission.)

     The principal reasons Mr. Hudson discontinued further discussions with Mr. and Mrs. Grau in regard to the Registrant's prospective acquisition of Ken's stock was that Ken's accounting and accounts, in Mr. Hudson's were "shifty". Moreover, the real property lease for Ken's business was seasonal in nature, Ken's assets were fully depreciated (with the exception of a few items of office equipment), Ken was compensating its employees in a manner that was questioned by Mr. Hudson, and, lastly, Ken's liabilities reflected all of Mr. and Mrs. Grau's personal liabilities. Mr. Hudson concluded that the Registrant's certifying accountant would have, in the least, had

Form 8-K Report dated September 8, 2006, Page 12 of 33

difficulty in attempting to "sort-out" Ken's accounting, and, in general, Mr. Hudson was not satisfied that Ken's accounting would have conformed with the Commission's rules and regulations set forth in Regulation S-X.

     Therefore, it was Mr. Hudson's decision to permanently discontinue discussions with Mr. and Mrs. Grau in regard to the acquisition of Ken and to Ken's stock by the Registrant.

     [In conducting discussions with Ken's officers and directors, it was necessary for Mr. Hudson to disclose certain non-public information with Mr. and Mrs. Grau. Readers should refer to Item 7.01. A hereinunder for the Registrant's explanation on the disclosure of all such non-public information to Ken, its, officers, and its directors.]

D. COMPLIANCE OFFICER'S REPORT.

     Beginning on August 4, 2006 and concluding on September 8, 2006, the Registrant's Compliance Officer pro tem; he being the Registrant's principal executive officer and principal financial officer, Randolph S. Hudson, conducted an internal review of the Registrant's filings with the Commission to that date. The following is an account of his observations and recommendations to the Registrant's Board of Directors.

(1) Review Of Section 16(a) Compliance and Recommendations.

     The Registrant's Compliance Officer informed the Registrant's Board of Directors that one of the Registrant's principal shareholders, James W. Margulies, did not comply with disclosure and/or filing requirements under Section 16(a) of the Exchange Act for the 2005 calendar year. [In that regard, the Registrant certifies that it mailed a letter, the reproduction of which is contained in Exhibit 99.2 hereto (and made a part hereof by reference thereto), to Mr. Margulies on or before the filing date of this Report, whereby it informed him of this matter. Ordinarily, this matter would not have been considered for review at this time; however, the Registrant is in the process of completing its (delinquent) Annual Report on Form 10-KSB for the calendar year ended December 31, 2005, thus, the disposition of that information will be required to be disclosed to the Commission in that report.]

(2) Review of Regulation FD Compliance and Recommendations.

     The Registrant's Compliance Officer informed the Registrant's Board of Directors that certain non-public information was disclosed to certain parties in the Registrant's pursuit of its business development, namely, to the officers, directors, and shareholders of Ken Enterprises, Inc., a Maryland corporation ("Ken"), to the officers, directors, principal shareholders, and certain affiliates of Montana Acquisition Corporation, a Delaware corporation ("Montana"), and to Michael H. Troso and M. H. T. of Brevard, Inc., a Florida corporation ("MHT"), who and which may be considered an "affiliate" of the Registrant.

Form 8-K Report dated September 8, 2006, Page 13 of 33

     In respect of the Ken and Montana transactions, it was necessary for the Registrant to disclose certain current non-public information to each of their respective representatives in order to pursue the Registrant's business development. While unfortunate, due to severe financial hardships, the Registrant has been incapable of preparing and filing certain of its quarterly and annual financial reports; however, estimates of the Registrant's current financial information was available on the disclosure date(s).

     The Compliance Officer recommends that the Registrant, as soon as is practicable, file a report with the Commission in accordance with Regulation FD (17 CFR 243.100 et seq.) indicating that it's senior executive officer has released non-public information to the aforementioned companies and/or individuals, respectively. (The Compliance Officer does not suggest or imply that Montana and the Registrant make a "coordinated filing" in this regard.)

     In respect of the release the Registrant's non-public information to Mr. Troso and MHT, the Registrant is required to provide Mr. Troso and MHT current financial information and/or estimates of the Registrant's current financial condition pursuant to certain loan agreements with Mr. Troso and/or MHT.

     The Compliance Officer recommends that the Registrant, as soon as is practicable, file a report with the Commission indicating the Registrant's specific obligations in regard to the release of non-public information to Mr. Troso and MHT by the Registrant's senior executive officer.

     [The Commission and the public are encouraged to review Item 7.01. A., Item 7.01. B., and Item 7.01. C. of this Report for additional information on the Registrant's disclosure of non-public information to the aforementioned individuals and/or entities.]

     (3) Review of Regulation MA, Regulation 14A, and Regulation 14C Compliance and Recommendations; S-4 Registration Statement Considerations.

     The Registrant's Compliance Officer informed the Registrant's Board of Directors that the Registrant had an obligation to comply with certain provisions of Regulation M-A, Regulation 14A, and/or Regulation 14C, when the Registrant entered into a merger agreement with Diamine Tech Group, Inc., a Delaware corporation ("Diamine"), on or about November 25, 2005.

     On or about October 31, 2005, the Registrant's Board of Directors and an authorized representative acting on behalf of the Board of Directors of Diamine individually executed and mutually delivered a definitive letter of intent; whereby, the Registrant agreed to enter into a definitive merger agreement with Diamine, whereby, the Registrant would survive the merger and Diamine's corporate existence would cease to exist. While the Registrant did comply with the Commission's Rule 425 requirements, the Registrant failed to file preliminary and definitive reports in accordance with Regulation 14A and Regulation 14C, which were applicable to the merger. (The Registrant failed to file those reports because it was incapable of doing so without unreasonable effort and without unreasonable expense.) In any event, the Registrant has claimed the merger was consummated in numerous reports and filings made with the Commission from that date, either in terms of a

Form 8-K Report dated September 8, 2006, Page 14 of 33

reference to the merger or by qualifying the merger as a subsequent event in the Registrant's financial reports that predated the existence and consummation of the merger, however, that were filed prior to the date of this Report.

     The Compliance Officer recommends that the Registrant file a current report on Form 8-K, as soon as is practicable following the date of this Report, stating the merger with Diamine occurred on November 25, 2005, including the terms and provisions related to the merger, and to include all other pertinent facts required by such Form 8-K report as of the date of the merger transaction. The Compliance Officer is making his recommendations in this regard to the Registrant's Board of Directors in reliance of the following facts: (a) The Registrant's unintentional failure to file or delay in filing a prospectus described in 17 CFR 230.165 will not result in the Registrant's violation of Section 5(b)(1) or (c) of the Securities Act of 1933, (b) the fact the Registrant made a reasonable effort in good faith to comply with the filing requirements of 17 CFR 230.265, (c) the Registrant's unintentional failure to file or delay in filing a prospectus under 17 CFR 230.165 will be remedied by the Registrant's expectation to file such prospectus as soon as is practicable following the date of this Report, and (d) the Registrant was under the impression that it could file integrated reports to security holders - which were not previously reported - on its Form 10-KSB Annual Report for the calendar year ended following the date of the transaction (as permitted by General Instruction "F" of Form 10-KSB, as amended.

     Lastly, and only as an alternative option to comply with the Commission's rules and regulations, the Compliance Officer recommends the Registrant file a registration statement on Form S-4 reflecting the consummation of the merger between the Registrant and Diamine as soon as is practicable, given the fact the Registrant will not have completed the preparation of its financial statements required by Regulation S-X, Regulation S-B, and Form S-4 (all in view of the merger transaction), until approximately 45 days from the date of this Report.

(4) Review of General Reporting Requirements under Section 13(a) of the Exchange Act and Recommendations.

     The Compliance Officer has determined the Registrant is delinquent in filing a number of its reports that it was and is required to file under Section 13(a) of the Exchange Act.

     The following is a list of the Registrant's delinquent that are overdue for filing with the Commission and the current reports that are now or will become due to be filed within 30 days from the date of this Report:

(a)	Form 10Q-SB Quarterly Report for the Period Ended September 30, 2005;

(b)	Form 10-KSB Annual Report for the Calendar Year Ended December 31, 2005;

(c)	Form 10-QSB Quarterly Report for the Period Ended March 31, 2006; and

(d)	Form 10-QSB Quarterly Report for the Period Ended June 30, 2006.

Form 8-K Report dated September 8, 2006, Page 15 of 33

     The following is a list of the Registrant's current reports that are now due or will become due within 30 days from the date of this Report:

(a)	Form 8-K Current Report reporting merger with Diamine Tech Group, Inc.;

(b)	Form 8-K Current Report reporting disclosure of non-public items; and

(c)	Form 10-QSB Quarterly Report for the Period Ending September 340, 2006.

Following the timely filing by the Registrant of the aforesaid reports, it is the Compliance Officer's opinion the Registrant will be current in its reporting obligations under Section 13(a) of the Exchange Act. (This statement is made notwithstanding the occurrence of any extraordinary current events, and, the opinion does not provide for the compliance by Mr. Hudson and Mr. Margulies to file their respective filings required to be filed under Section 16(a) of the Exchange Act, which matters are discussed elsewhere in this Report.

     The Compliance Officer did not recognize the Registrant's need to file any reports under the cover of Rule 12b-25, as the Registrant has been perpetually delinquent from January 25, 2005, and, it is the Compliance Officer's understanding that a Rule 12b-25 Notice of Late Filing is intended for issuers that are current, except for the notification on one individual report they intend to be filing late with the Commission.

     [It should be noted: the Registrant's Board of Directors intends to file its quarterly report for the quarter ended September 30, 2005 within 10 days from the date of this Report. The Registrant will suffer a delay in filing the remainder of its financial reports, due to the resignation of its compilation accountant (which issue is more fully described elsewhere in this Report) and because its certifying accountant needs to obtain the compilation work from the Registrant's new compilation accountant. The Registrant expects these delays will prevent it from filing its delinquent financial reports for 30 - 45 days from the date of this Report.]

Item 2.03. Creation Of An Obligation Under An Off-Balance Sheet Arrangement.

     The Registrant became obligated under one transaction on August 11, 2006 that it considers to be an off-balance sheet transaction. The Registrant is providing the following information in regard to said transaction.

A. Guaranty Of The Hudson Note.

     On August 11, 2006, the Registrant entered into an agreement enforceable against it under an off-balance sheet transaction. The Registrant guaranteed the payment of the principal and interest under the terms of a promissory note issued by the Registrant's President, Randolph S. Hudson (the "Guaranty"). On or about September 12, 2005, Mr. Hudson issued a promissory note to Michael H. Troso and/or M. H. T. of Brevard, Inc., a Florida corporation ("MHT") in principal the sum of $8,300 (the "Note"). (The overwhelming majority of the proceeds from the loan were used by the Registrant to conduct its ongoing

Form 8-K Report dated September 8, 2006, Page 16 of 33

business development, in the form of executive and administrative expenditures.)

     On or about August 4, 2006, Mr. Hudson issued the first amendment to the Note (the "First Amendment"), whereby, the payment terms of the Note were amended to state that the Note would be paid upon a change in control of the Registrant. Originally, the unamended Note called for Mr. Hudson to pay Mr. Troso and/or MHT upon a change in control of Montana Acquisition Corporation, a Delaware corporation ("Montana"). [Mr. Hudson serves Montana (Commission CIK 0001124043) as its principal shareholder and also serves as its sole officer and director.] [There is more information available to the readers hereof relating to Montana in this Report, which information is explained in Section 1, Item 1.01, Section 2, Item 2.02(B), and in Section 7, Item 7.01(C) hereunder.] To continue, Mr. Troso could be considered an "affiliate" of Mr. Hudson and of Montana and of the Registrant. Mr. Troso is one of the Registrant's principal lenders, in addition to having sold the Registrant's Subsidiary certain assets, which comprise the principal operating assets of the Registrant (by and through the Subsidiary). [Mr. Troso is also a principal lender of Montana, and, between approximately September 5, 2005 and January 21, 2006, Mr. Troso was Montana's principal shareholder in plurality.]

     The Registrant bears a contingent liability under the terms of the Guaranty as of August 11, 2006. The Registrant may become directly liable for the Note, as amended, by virtue of its issuance of the Guaranty on the date on which Mr. Hudson defaults on his obligation thereunder.

     The maximum amount of future payments under the Guaranty are, as of the date of this Report, unable to be determined; however, the Registrant would be liable for the principal amount of the Note, as amended, which is $8,300, and, if not timely paid pursuant to the terms of the Guaranty, the Registrant may also be subject to court costs, collection fees, and other expenses related to Mr. Troso's collection of the Note.

     The principal features of the Guaranty, beyond the Registrant acknowledgment and receipt of good, adequate, and valuable consideration, are that it unconditionally, absolutely, and irrevocably guaranteed: to make full and prompt payment of the Note, as amended by the First Amendment, whether at maturity, acceleration, or otherwise, and to pay Mr. Troso any other indebtedness or liability that it issued or that he held under or arising from this specific transaction.

     In addition, the Registrant's liability under the Guaranty is in the full amount owed to Mr. Troso, or to any successive trustee (however, without any right or rights of assignment), including any interest, default interest, costs and fees (including, without limitation, reasonable attorneys' fees) that may accrue under the Note.

     The Registrant's liability under the Guaranty is a guarantee of payment and performance, and not merely an act of collection of the amended Note. The Registrant agreed that it would be liable even if Mr. Hudson had no liability at the time he executed the Note or thereafter ceased to be liable, and the

Form 8-K Report dated September 8, 2006, Page 17 of 33

Registrant waived any defenses based on the absence of any such (unknown or unpredictable) liability.

     The Registrant agreed that its liability might be larger in amount and more burdensome than that of Mr. Hudson. The Registrant's liability under the Note will continue until all sums due under the Note, as amended by the First Amendment, will be paid-in-full.

     The Registrant agreed that its obligations under the Guaranty shall not be released, diminished, impaired, reduced, or otherwise affected by the invalidity or unenforceability against Mr. Hudson of all or any part of the obligations guaranteed thereby including, without limitation, the invalidity or unenforceability resulting from certain facts, which are set forth in the Guaranty.

     Mr. Troso may, without notice to the Registrant, or without its authorization, and in his absolute discretion and without prejudice to the Registrant, and in no way limiting Mr. Hudson’s liability under the Guaranty: (i) grant extensions of time, renewals, or other indulgences and modifications to Mr. Hudson, (ii) request security for the Note, whether real or personal in nature, (iii) discharge or release, or fail to proceed against, any party or parties liable for the guaranteed obligations, (iv) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Mr. Hudson or any other guarantor or pledgor, (v) make other or additional loans to Mr. Hudson in such amounts and at such times as Mr. Troso may determine in his discretion, and (vi) to otherwise deal with Mr. Hudson or any other guarantor or pledgor or any security or collateral as Mr. Troso may determine in his discretion.

     The Registrant agreed that its liability shall continue even if Mr. Troso alters any obligations under the Note in any respect, or if Mr. Troso's remedies or rights against Mr. Hudson are in any way impaired or suspended without the Registrant's consent, or, if Mr. Troso releases or substitutes, or impairs or suspends, any remedy against, or fails to proceed against, Mr. Hudson or any other guarantor or pledgor, and the Registrant waived any defenses based on any such actions.

     To that extent, except as provided in the Guaranty, the Registrant waived any and all benefits and defenses which would otherwise require Mr. Troso to (i) proceed against Mr. Hudson or any other guarantor or pledgor, (ii) proceed against or exhaust any security or collateral Mr. Troso may hold, or (iii) pursue any other right or remedy for the Registrant's benefit, and, the Registrant agreed that Mr. Troso may proceed against it for the obligations guaranteed in the Guaranty without taking any action against Mr. Hudson (except, to permit the Registrant to join Mr. Hudson as a party in any suit under the Guaranty) or any other guarantor or pledgor and without proceeding against or exhausting any security or collateral Mr. Troso holds or may hold.

     The Registrant further agreed that Mr. Troso may unqualifiedly exercise in his sole discretion any or all rights and remedies available to him against the Registrant or any other guarantor or pledgor without impairing his rights and remedies in enforcing the Guaranty, under which the Registrant's

Form 8-K Report dated September 8, 2006, Page 18 of 33

liabilities shall remain independent and unconditional. Further, the Registrant agreed that Mr. Troso's exercise of certain of such rights or remedies may affect or eliminate the Registrant's right of subrogation or recovery against Mr. Hudson and that the Registrant may incur a partially or totally non-reimbursable liability under the Guaranty.

     The Registrant waived notice of the failure by Mr. Hudson to pay or perform, or any default by him, under the Note, as amended. However, the Registrant did indicate, and Mr. Troso agreed, the Registrant would not be considered a "debtor" as defined in the Uniform Commercial Code.

     The Registrant agreed that it shall have the right of subrogation and reimbursement against Mr. Hudson, the right of subrogation against any collateral or security provided for in the Note, as amended, and the right of contribution against any other guarantor or pledgor unless and until all amounts due under the Note, as amended, are paid-in-full.

     It should be noted: If all or any portion of the guaranteed obligations are paid or performed by Mr. Hudson, or by any other party on Mr. Hudson's behalf or acting in his stead, the Registrant's obligations under the Guaranty shall no longer continue and will be null and void and of no further force and effect.

     On September 8, 2006, the Registrant's Audit Committee determined that a number of Financial Accounting Standards Board ("FASB") interpretations and standards might be applicable to the transaction between the Registrant and Mr. Troso.

     The Audit Committee has determined that FASB Interpretation No. 45 (Requirements for Guarantees, Including Guarantees of Indebtedness of Others) may apply to the guaranty transaction described in this Report.

     The Audit Committee has determined that FASB Statement of Financial Accounting Standards No. 5 (Accounting for Contingencies) may apply to the guaranty transaction described in this Report.

     The Audit Committee also reviewed FASB Statement of Financial Accounting Standards No. 133 and FASB Interpretation No. 46; however, it determined that they would not apply to the guaranty transaction described in this Report.

     It should be further noted: If the Registrant does not receive its original copy of each of the First Amendment and Guaranty duly executed and delivered to the Registrant by Mr. Troso on or before the last day of the Registrant's 2006 third calendar quarter, September 30, 2006, then, and in such case, the Registrant shall deem the First Amendment and the Guaranty null and void and of no further force or effect.

     [The reproductions of the Guaranty, the Note, and the First Amendment are annexed as Exhibits 10.3, 10.4, and 10.5, respectively, and each is made a part hereof by reference thereto.]

Form 8-K Report dated September 8, 2006, Page 19 of 33

     [There is additional information on the Guaranty, the Note, and the First Amendment in Section 1.01 in this Report.]

     [There is additional on the Registrant's Audit Committee's review and recommendations, not only on this subject, but others, and such of the Audit Committee's comments are more fully described in Item 2.02. A. of this Report.]

Item 2.04. Triggering Events That Accelerate Or Increase A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement.

A. The Heritage Note.

     On or about July 29, 2005, the Registrant issued a note to Heritage LTD, L.C., a Utah limited liability company (the "Heritage Note" and "Heritage, respectively), in exchange for a certain payment that Heritage made on the Registrant's behalf. (The issuance of the Heritage Note obligation was first reported to the Commission and to the public on March 16, 2006 in the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2005. The actual report that contained the disclosure is not being incorporated by reference hereinunder. Readers are encouraged to read the original report the Registrant filed with the Commission.)

     The terms of the Heritage Note obligated the Registrant to repay the principal amount of $2,000, without interest to Heritage on or before 45 days from July 29, 2005. (A reproduction of the Heritage Note is annexed in Exhibit 99.3 hereto, which is made a part hereof by reference thereto.)

     Recently, as the result of a certain internal review of the Registrant's finances, it was brought to the attention of the Registrant's President, Randolph S. Hudson; the note was operatively in default. Almost immediately, Mr. Hudson contacted Heritage's Managing Member; whereby, at the conclusion of the telephonic discussion, it was Mr. Hudson's understanding that Heritage's Managing Member (verbally) agreed to forbear the payment of the Heritage Note to December 31, 2006, in exchange for the Registrant's (verbal) agreement to pay Heritage a forbearance fee in the amount of $2,000, which would be added to the principal balance of the Heritage Note. Effectively, following the date of this Report: The Heritage Note is not in default; however, after taking the forbearance fee into consideration, the new principal amount due Heritage under the Heritage Note is $4,000, which sum will become due and payable on or before December 31, 2006. Moreover, as the result of said forbearance, no litigation has been threatened against the Registrant as the result of the forbearance arrangement discussed hereinabove. [Mr. Hudson did request Heritage's Managing Member to confirm this arrangement by corresponding with the Registrant's principal certifying accountant.]

     In effect, the tentative default of the Heritage Note, and the resultant forbearance of the Heritage Note, caused an increase in the principal amount of the Heritage Note to increase by $2,000.

     Originally, the Heritage Note was categorized as a "short-term debt obligation" of the Registrant, which was classified as working capital (in accordance with the Commission's Accounting Research Bulletin No. 43, Chapter

Form 8-K Report dated September 8, 2006, Page 20 of 33

3A; however, due to the extended term of the Heritage Note attributed to the forbearance provision stated hereinabove, the Registrant's compilation and/or certifying accountants may reclassify the Heritage Note obligation to be that of "long-term debt obligation". In any event, the proceeds of the Heritage Note will remain unchanged from that of being classified as working capital, which was expended by the Registrant during its development.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

     Where permitted or as may be applicable, the Registrant has elected to report the information contained in this filing using the alternate options available to "small business issuers" under the rules and regulations stated in Regulation S-B and applicable to a "small business" under the Regulatory Flexibility Act. The Registrant is not the issuer of "asset-backed" securities, and is not subject to the rules and regulation promulgated by Regulation AB.

Item 4.01. Changes in Registrant's Independent (Non-Certifying) Accountant.

     The event reported herein does not pertain to the Registrant's certifying accountant; rather, it states the facts relating to the resignation of the Registrant's independent accountant upon whom its principal certifying accountant expressed reliance for financial reports prior to the date hereof.

     In various prior reports, none of which are being incorporated by reference herein, the Registrant indicated that its Board of Directors, in or about July 2005, engaged John J. Marchaesi, C. P. A. of Rochester, New York, to serve as the Registrant's independent compilation accountant. In addition, Mr. Marchaesi was responsible for the compilation of the Subsidiary's statements of financial conditions and the notes to said financial statements on a consolidated basis, accordingly.

     On July 12, 2006, Mr. Marchaesi notified the Registrant's Chairman of the Board and President, Randolph S. Hudson, of his resignation, then, to have become effective immediately. [The circumstances under which Mr. Marchaesi claimed to have resigned are stated in a facsimile of his electronic notification to Mr. Hudson, which is annexed in Exhibit 16.1 hereto and made a part hereof by reference thereto.] After a brief discussion with Mr. Marchaesi on the subject, Mr. Hudson accepted his resignation on behalf of the Audit Committee and the Registrant's Board of Directors. Following his discussion with Mr. Marchaesi, Mr. Hudson contacted the Registrant's principal certifying accountancy firm, Michael T. Studer, C. P. A., P. C., of Freeport, New York, to notify it of the event. [Mr. Marchaesi copied Mr. Studer on his e-mail to Mr. Hudson; consequently, Mr. Studer was aware of Mr. Marchaesi's resignation.]

     Although Mr. Marchaesi's formal resignation became effective, and was accepted by the Registrant's Board of Directors, on July 12, 2006, Mr. Marchaesi agreed to complete the compilation for the Registrant's 2005 third calendar quarter statements of financial condition, and the notes to accompany such financial statements, and to deliver such statements to the Registrant's principal certifying accountant for its review.

Form 8-K Report dated September 8, 2006, Page 21 of 33

     For the financial reports of the Registrant during the two years prior to the date of this Report, or the sooner of the date the Registrant nominated, elected, and engaged its principal certifying accountant, and from the date it engaged the services of Mr. Marchaesi, to-date, no report prepared by either of them contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles.

     From the date of Mr. Marchaesi's engagement by the Registrant to-date: There were no disagreements between the Registrant (through its Board of Directors, its Audit Committee, or otherwise) and Mr. Marchaesi, or between the Registrant's principal certifying accountant and Mr. Marchaesi, and no disagreements, controversies, or disputes were or are pending or threatened among any of them, on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure.

     The Registrant (by and through its Board of Directors and Audit Committee) and its Subsidiary (by and through its principal executive officer) are able to state, unequivocally, that each of them can and do rely on all prior reports that either or both of them filed with the Commission and that contained financial information that was compiled by Mr. Marchaesi.

     The rules set forth in Item 304(a)(3) of Regulation S-B (17 CFR 228.304(a)(3)) dictate the Registrant must offer Mr. Marchaesi an opportunity to respond directly to the Commission in regard to the Registrant's statements contained in this Report. To that extent, the Registrant is providing the Commission and the public with a reproduction of the letter that it certifies it mailed to Mr. Marchaesi on the date following the date of this Report, the reproduction of which is annexed in Exhibit 99.2 hereto and made a part hereof by reference thereto.

     Neither the Registrant nor its Subsidiary will file an additional report on Form 8-K regarding the employment of the new compilation accountant, as the information required by Form 8-K and Regulation S-B is not applicable to the employment of said accountant, and is not required under the Sarbanes-Oxley Act.

SECTION 7 - REGULATION FD.

     All of the information set forth in Section 7 of this Report is deemed to be "filed" for the purposes of Section 18 of the Exchange Act, including all of the appurtenant exhibits annexed hereto or made a part hereof by reference thereto.

     Some of the statements made in Item 7.01 of this Report may be deemed to be "forward-looking statements", as that term is defined in Section 27A of the Securities Act of 1933 (15 U.S.C. 77z-2) and in Section 21E of the Securities Exchange Act of 1934 (15 U.S.C. 78u-5), which are referred to as "statutory safe harbor" provisions.

     While the Registrant is not seeking safe harbor for the statements of actual events, certain conclusions that are implied by the Registrant to

Form 8-K Report dated September 8, 2006, Page 22 of 33

report the events described in this item may be deemed to be "forward-looking". Forward-looking statements ARE NOT historical facts; rather, such statements are based upon the OPINIONS AND ESTIMATES of the Registrant's senior executive management on the date such statements are made. EVERY FORWARD-LOOKING STATEMENT REFLECTS AN INHERENT RISK AND UNCERTAINTY THAT COULD CAUSE THE ACTUAL RESULTS OF ANY SUCH EVENT TO DIFFER MATERIALLY FROM THE PLANS, PROJECTIONS, OR EXPECTATIONS EXPRESSED OR IMPLIED IN SUCH STATEMENT BY THE REGISTRANT'S SENIOR EXECUTIVE MANAGEMENT ON THE DATE THE STATEMENT WAS MADE. These forward-looking statements that may infer an impression of optimism about the beliefs and expectations of the Registrant's senior executive management may be expressed through words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "contemplates", "prospective", "attempt", "proposed", and similar expressions or terms, which identify forward-looking statements.

     The Registrant cautions the Commission and the public not to place undue influence on these forward-looking statements, which speak only as of the date they were made and are not required to be updated by the Registrant in further filings, schedules, or reports the Registrant must file with the Commission.

Item 7.01. Regulation FD Disclosure.

A. Disclosure Of Non-Public Information To Ken Enterprises, Inc.

     The Registrant is disclosing that a senior official of the Registrant, namely, Randolph S. Hudson, the Registrant's principal executive officer, did intentionally disclose certain material and non-public information about the Registrant's business, operations, and recent financial information, none of which was previously disseminated to the public. Such information was provided to a person or persons who were outside of the Registrant, as more fully described hereinbelow. (This information is revealed in this Report pursuant to the requirements of Regulation FD (17 CFR 243.100 et seq.), which requires the Registrant to provide the circumstances surrounding the selective release of material non-public information, when such information has not first been made available to the Registrant's shareholders or to the Commission.)

     On or about May 26, 2006, the Registrant entered into preliminary discussions with Ken and Janice Grau, of Ocean City, Maryland, the sole shareholder (by virtue of their marital community) of Ken Enterprises, Inc., a closed Maryland corporation ("Ken"), regarding the prospective acquisition of 100% of Ken's issued and outstanding shares by the Registrant, or, by an autonomous New Jersey corporation, Atlantic First Holdings, Inc. ("Atlantic"), which is controlled by Mr. Hudson and that may have been acquired by the Registrant to effect the Ken transaction.

     The disclosure of non-public information to Ken, its officers, directors, and shareholders (a) consisted of information that was not part of a presentation that was complementary to, and that occurred within 48 hours of, a written announcement or release that was furnished on a Form 8-K current report by the Registrant, (b) consisted of information that was not broadly

Form 8-K Report dated September 8, 2006, Page 23 of 33

accessible to the public by dial-up conference call, by webcast, by broadcast, or by similar means, or (c) consisted of information that was not part of a widely disseminated press release. (The Registrant does not maintain a website and, thus, is not able to make non-public information available through that medium.)

     In its proposal to Ken, it was necessary for the Registrant to disclose certain current financial information and projections of its estimated earnings for periods that have not heretofore been furnished to the Commission, to the public, or to its shareholders. Mr. Hudson orally presented estimates of the Registrant's financial information to the officers, directors, and shareholder of Ken that were not compiled, prepared, or reviewed in accordance with Generally Accepted Accounting Principles ("GAAP"); as such information was not available. The information that Mr. Hudson did provide to Ken was not dissimilar to the Registrant's actual financial position at the time such disclosures were made; however, such disclosures have not been made available to the public because the Registrant, its compilation accountant, and its certifying accountant have not yet prepared and released such information to the Commission.

     (The Registrant made no promise or commitment to Ken to update or provide additional non-public information.)

B. Disclosure Of Non-Public Information To Montana Shareholders.

     The Registrant is disclosing that a senior official of the Registrant, namely, Randolph S. Hudson, the Registrant's principal executive officer, did intentionally disclose certain material and non-public information about the Registrant's business, operations, and recent financial information, none of which was previously disseminated to the public. Such information was provided to a person or persons who were outside of the Registrant, as more fully described hereinbelow. (This information is revealed in this Report pursuant to the requirements of Regulation FD (17 CFR 243.100 et seq.), which requires the Registrant to provide the circumstances surrounding the selective release of material non-public information, when such information has not first been made available to the Registrant's shareholders or to the Commission.)

     Between June 1, 2006 and August 25, 2006, the Registrant conducted preliminary discussions with the sole officer, sole director, principal shareholder, and an affiliate of Montana Acquisition Corporation, a Delaware corporation ("Montana"), regarding the prospective acquisition of approximately 95% of Montana's issued and outstanding shares by the Registrant.

     The disclosure of non-public information to Montana, its sole officer, sole director, and principal shareholder (a) consisted of information that was not part of a presentation that was complementary to, and that occurred within 48 hours of, a written announcement or release that was furnished on a Form 8-K current report by the Registrant, (b) consisted of information that was not broadly accessible to the public by dial-up conference call, by webcast, by broadcast, or by similar means, or (c) consisted of information that was not

Form 8-K Report dated September 8, 2006, Page 24 of 33

part of a widely disseminated press release. (The Registrant does not maintain a website and, thus, is not able to make non-public information available through that medium.)

     In its proposal to Montana, it was necessary for the Registrant to disclose certain current financial information and projections of its estimated earnings for periods that have not heretofore been furnished to the Commission, to the public, or to its shareholders. Mr. Hudson orally presented estimates of the Registrant's financial information to the sole officer, sole director, principal shareholder, and affiliate of Montana that were not compiled, prepared, or reviewed in accordance with Generally Accepted Accounting Principles ("GAAP"); as such information was not available. The information that Mr. Hudson did provide to Montana was not dissimilar to the Registrant's actual financial position at the time such disclosures were made; however, such disclosures have not been made available to the public because the Registrant, its compilation accountant, and its certifying accountant have not yet prepared and released such information to the Commission.

     (The Registrant made no promise or commitment to Montana to update or provide additional non-public information.)

C. Disclosure Of Non-Public Information To Michael H. Troso And/Or M. H. T. of Brevard, Inc.

     The Registrant is disclosing that a senior official of the Registrant, namely, Randolph S. Hudson, the Registrant's principal executive officer, did intentionally disclose certain material and non-public information about the Registrant's business, operations, and estimates of its then current financial condition to Michael H. Troso and to the sole officer, sole director, and sole shareholder of M. H. T. of Brevard, Inc., a Florida corporation ("MHT"), none of which was previously disseminated to the public. (This information is revealed in this Report pursuant to the requirements of Regulation FD (17 CFR 243.100 et seq.), which requires the Registrant to provide the circumstances surrounding the release of material non-public information, when such information has not first been made available to the Registrant's shareholders or to the Commission.)

     The disclosure of non-public information to Mr. Troso and to MHT, its sole officer, sole director, and principal shareholder (a) consisted of information that was not part of a presentation that was complementary to, and that occurred within 48 hours of, a written announcement or release that was furnished on a Form 8-K current report by the Registrant, (b) consisted of information that was not broadly accessible to the public by dial-up conference call, by webcast, by broadcast, or by similar means, or (c) consisted of information that was not part of a widely disseminated press release. (The Registrant does not maintain a website and, thus, is not able to make non-public information available through that medium.)

     Due to one or more contractual obligations with Mr. Troso and/or MHT, the Registrant is obligated to disclose certain estimates of current financial information and projections of its estimated earnings for periods that have not heretofore been furnished to the Commission, to the public, or to its

Form 8-K Report dated September 8, 2006, Page 25 of 33

shareholders. Mr. Hudson orally presented estimates of the Registrant's financial condition to Mr. Troso and to the sole officer, sole director, and principal shareholder of MHT that were not compiled, prepared, or reviewed in accordance with Generally Accepted Accounting Principles ("GAAP"); as such information was not available. The information that Mr. Hudson did provide to Mr. Troso and to MHT was not dissimilar to the Registrant's actual financial position at the time such disclosures were made; however, such disclosures have not been made available to the public because the Registrant, its compilation accountant, and its certifying accountant have not yet prepared and released such information to the Commission.

     Specifically, the Registrant is required to provide Mr. Troso and/or MHT with its current financial information or estimates of its current financial condition, as the result of entering into one or more agreements with Mr. Troso and/or MHT, which agreements have been previously reported by the Registrant to the Commission.

     The excerpts of the applicable provisions of each such agreement are as follow:

From the Registrant's Loan Agreement with MHT, dated December 5, 2005. (In this excerpt, any reference to the "Borrower" means the Registrant and any reference to the "Lender" means MHT.):

"5. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, as long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Lender shall otherwise consent in writing, Borrower shall do all of the following:

5.1	Accounting System and Audits. Borrower shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, discs, printouts, and records pertaining to its business, which contain information as from time to time may be requested by Lender. Borrower also shall keep current in its audits by timely causing to be prepared quarterly financial statements prepared on a review basis and by timely causing to be prepared audited annual reports of its financial condition.

5.2	Schedules of Accounts. With such regularity as Lender shall require, Borrower shall provide Lender with schedules describing all Accounts.

5.3	Financial Statements, Reports, Certificates. Borrower agrees to deliver to Lender: (a) as soon as available, but in any event within thirty (30) days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and cash flow statement covering Borrower's operations during such period; and (b) as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by Michael T. Studer, C. P. A., P.C., of Freeport, New York,

Form 8-K Report dated September 8, 2006, Page 26 of 33

the Borrower's certifying public accountant, or by such other independent certified public accountants reasonably acceptable to Lender and certified, with Public Company Accounting Oversight Board ("PCAOB") qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any event or condition constituting an Event of Default, or that would, with the passage of time or the giving of notice, constitute an Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and cash flow statement, and, if prepared, such accountants' letter to management. As Borrower is a parent company of one or more subsidiaries, or Affiliates, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis."

From the Guaranty issued to Mr. Troso on August 11, 2006. (In the following excerpt, any reference to "Lender" shall mean Mr. Troso, any reference to the "Borrower" shall mean Randolph S. Hudson, and any reference to "we", "us", or "Guarantor" shall mean the Registrant.)

"8. Financial Information. Upon the Lender's request, we will promptly deliver to the Lender complete and current financial statements and tax returns, if available, and such other financial information about us as the Lender may reasonably request. It should be understood the Guarantor is a United States corporation, the common voting equity securities of which are registered under Section 12(g) of the Securities Exchange Act of 1934 ("34 Act Company"). It is with the understanding that a 34 Act Company is subject to numerous disclosure, reporting, and filing obligations with the U. S. Securities and Exchange Commission (the "Commission"), and, in the course of performing its obligations, the 34 Act Company must conform with numerous U. S. Federal laws that may, at times, limit or restrict the 34 Act Company's capability to release "non-public information"; therefore, subject to our reservations to observe federal securities' laws, the Guarantor may not be capable of timely providing certain information to Lender that it may be required to provide hereunder, without first having disclosed the information to the Commission in a conformed filing. Consequently, in this case, the Lender may not deem the Guarantor in breach of its obligations to him hereunder and no event of default by the Guarantor shall deem to have occurred as the result of any delay in providing the Lender with current financial information or other information on the Guarantor that was not first disclosed to the Commission in any report or schedule required to be filed by the Guarantor therewith."

     (To-date, Mr. Troso and MHT have not filed any formal objection with the Registrant regarding the Registrant providing him or it, respectively, with non-GAAP estimates of the Registrant's financial condition.)

     (The Registrant made no promise or commitment to Montana to update or provide additional non-public information.)

Form 8-K Report dated September 8, 2006, Page 27 of 33

B. Exchange Act Section 16(a) Compliance by Principal Shareholder.

     The Registrant is an issuer of securities under Section 12(g) of the Exchange Act.

(1) James W. Margulies. As the result of a review of the Registrant's (and the Subsidiary's) filings with the Commission to-date, the Registrant's acting Compliance Officer, Randolph S. Hudson, determined that one of the Registrant's principal shareholders, James W. Margulies, did not file certain required ownership reports on Form 4 or Form 5 for the 2004 and 2005 calendar years, respectively.

     On or about November 25, 2005, the Registrant entered into a merger agreement with Diamine Tech Group, Inc., a Delaware corporation (Commission Central Index Key 0001361445). The definitive consummation of that merger is only now occurring; however, due to severe restrictions on the Registrant with regard to available operating capital, the Registrant did not immediately cause its transfer agent to issue new shares to the shareholders (to reflect the combination). Consequently, in the least for the 2005 and 2006 calendar years, Mr. Margulies may have been incapable of determining the number of shares he owned in the Registrant following said merger. Consequently, this may have delayed his Form 4 filing in November 2005 and his subsequent Form 5 filing for the 2005 calendar year.

(2) Randolph S. Hudson. Mr. Hudson, the Registrant's sole officer and director, while timely filing his Form 4 and Form 5 statements, unintentionally submitted incorrect information to the Commission on the reports he did file with the Commission. (Following the filing of this Report, Mr. Hudson will file an amended Form 4 and amended Form 5 with the Commission.)

SECTION 8 - OTHER EVENTS.

Item 8.01. Other Events.

     Some of the statements made in Section 8 of this Report may be deemed to be "forward-looking statements", as that term is defined in Section 27A of the Securities Act of 1933 (15 U.S.C. 77z-2) and in Section 21E of the Securities Exchange Act of 1934 (15 U.S.C. 78u-5), which are referred to as "statutory safe harbor" provisions.

     While the Registrant is not seeking safe harbor for the statements of actual events, certain conclusions that are implied by the Registrant to report the events described in this item may be deemed to be "forward-looking". Forward-looking statements ARE NOT historical facts; rather, such statements are based upon the OPINIONS AND ESTIMATES of the Registrant's senior executive management on the date such statements are made. EVERY FORWARD-LOOKING STATEMENT REFLECTS AN INHERENT RISK AND UNCERTAINTY THAT COULD CAUSE THE ACTUAL RESULTS OF ANY SUCH EVENT TO DIFFER MATERIALLY FROM THE PLANS, PROJECTIONS, OR EXPECTATIONS EXPRESSED OR IMPLIED IN SUCH STATEMENT BY THE REGISTRANT'S SENIOR EXECUTIVE MANAGEMENT ON THE DATE THE

Form 8-K Report dated September 8, 2006, Page 28 of 33

STATEMENT WAS MADE. These forward-looking statements that may infer an impression of optimism about the beliefs and expectations of the Registrant's senior executive management may be expressed through words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "contemplates", "prospective", "attempt", "proposed", and similar expressions or terms, which identify forward-looking statements.

     The Registrant cautions the Commission and the public not to place undue influence on these forward-looking statements, which speak only as of the date they were made and are not required to be updated by the Registrant in further filings, schedules, or reports the Registrant must file with the Commission.

     NOTE TO THE REGISTRANT'S SHAREHOLDERS, PROSPECTIVE INVESTORS IN THE REGISTRANT'S COMMON STOCK, AND THE PUBLIC-IN-GENERAL: The Registrant is identifying the following risks relative to any investment, or consideration to invest in, the securities of the Registrant.

THE PUBLIC IS ADVISED TO READ THE FOLLOWING RISKS AND THE OTHER INFORMATION IN THIS REPORT - AND IN ALL OF THE REGISTRANT'S OTHER REPORTS - PRIOR TO MAKING ANY DECISION WITH REGARD TO AN INVESTMENT IN OR A LOAN TO THE REGISTRANT. IN ADDITION TO THESE RISKS, THERE MAY BE OTHER RISKS THE REGISTRANT DID NOT CONSIDER. IN EITHER CASE, THE REGISTRANT'S SHAREHOLDERS AND PROSPECTIVE INVESTORS SHOULD CONSULT WITH AN INVESTMENT ADVISER LICENSED BY THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, AND QUALIFIED TO ADVISE PERSONS UNDER THE LAWS OF THE STATE IN WHICH SHAREHOLDERS OR PROSPECTIVE INVESTORS RESIDE, PRIOR TO MAKING ANY INVESTMENT DECISION REGARDING THE REGISTRANT'S SECURITIES.

RISKS ASSOCIATED WITH THE REGISTRANT'S LATE FILINGS.

     Depending on the Commission's view toward the Registrant's explanation in this Report in regard to its delinquent filings, the Registrant's Board of Directors believes the Commission may: (a) take no action, (b) provide the Registrant with a letter requesting further information on the content of one or more of its delinquent reports, as such information may have been disclosed as a subsequent event in the notes to prior periods' financial statements, (c) request additional information that it deems the Registrant did not provide in any given report or in this Report, (d) impose a sanction, civil penalty, fine against the Registrant or its senior executive officer or its director (e) initiate an administrative or criminal proceeding against the Registrant, and/or its senior executive officer and sole director, which may result in a fine or other penalty, or (f) one or more of the above.

     In the event the Commission was to proceed with any action under section (d) or section (e) of the foregoing paragraph, the Registrant's stockholders and investors should be aware the undeterminable consequences to the Registrant would be material and adverse to the Registrant's financial condition and capability to continue to function and operate as a going concern.

Form 8-K Report dated September 8, 2006, Page 29 of 33

     Furthermore, if the Commission grants the Registrant additional time to complete and submit the remainder of its delinquent filings and takes no further action against the Registrant, and, if the Registrant, for whatever reason, is incapable of obligating itself accordingly, the Commission may notify the Registrant, in writing, as the result of its continued failure to file its reports under Section 13(a), that the Registrant will, most likely, be given 15 days to remedy all delinquencies, to the satisfaction of the Commission, and, if not filed within that period time, the Commission may revoke or otherwise terminate the Registrant's Registration Statement on Form 10-SB.

     If such Section 12(j) notification is delivered to and enforced against the Registrant by the Commission, such termination of its existing registration statement would materially and adversely affect the Registrant and its stockholders.

RISKS ASSOCIATED WITH CERTAIN COMMISSION ACTION RELATING TO THE REGISTRANT'S ACCOUNTING.

     On or about July 12, 2006, the Registrant's principal non-certifying accountant upon whom the Registrant's certifying accountant could rely resigned. While the Registrant has gone to extraordinary lengths to make certain the compilations prepared by its former compilation accountant were correct in form and in substance, the Commission, depending on its view toward the Registrant's explanations in this Report regarding the former accountant and his accounting work, may suggest to or order the Registrant to reaudit, restate, or recast its statements of financial condition for one or more periods that included compilations by the Registrant's former compilation accountant.

     If the Commission were to take the aforementioned action, it would cause the Registrant an immeasurable difficulty, both in terms of expense and time, which would materially and adversely affect the Registrant.

     Furthermore, any such delay by the Registrant in not timely complying with any such suggestion or order by the Commission would further delay the filing of the Registrant's accounting reports, which, in turn, may cause the Commission to initiate administrative proceedings under Section 12(j) of the Exchange Act, which may result in the Registrant's Form 10-SB Registration Statement to be terminated. Such termination of the Registrant's registration statement would materially and adversely affect the Registrant.

     Under either scenario, it would be unlikely the Registrant could recover from either such order or resulting action or actions by the Commission.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

     Some of the statements made to certain third parties that are contained in certain exhibits annexed to this Report may be construed by readers to contain "forward-looking statements", as that term is defined in Section 27A of the Securities Act of 1933 (15 U.S.C. 77z-2) and in Section

Form 8-K Report dated September 8, 2006, Page 30 of 33

21E of the Securities Exchange Act of 1934 (15 U.S.C. 78u-5), which are referred to as "statutory safe harbor" provisions.

     While the Registrant is not seeking safe harbor for the actual events that transpired and that are stated in the exhibits annexed to this Report, the readers' hereof may form certain conclusions that may be construed to suggest undue optimism by the Registrant in certain of these exhibits, and, thus, may be deemed to be "forward-looking". Forward-looking statements ARE NOT historical facts; rather, such statements are based upon the OPINIONS AND ESTIMATES of the Registrant's senior executive management on the date such statements are made. EVERY FORWARD-LOOKING STATEMENT REFLECTS AN INHERENT RISK AND UNCERTAINTY THAT COULD CAUSE THE ACTUAL RESULTS OF ANY SUCH EVENT TO DIFFER MATERIALLY FROM THE PLANS, PROJECTIONS, OR EXPECTATIONS EXPRESSED OR IMPLIED IN SUCH STATEMENT BY THE REGISTRANT'S SENIOR EXECUTIVE MANAGEMENT ON THE DATE THE STATEMENT WAS MADE. These forward-looking statements that may infer an impression of optimism about the beliefs and expectations of the Registrant's senior executive management may be expressed through words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "contemplates", "prospective", "attempt", "proposed", and similar expressions or terms, which identify forward-looking statements.

     The Registrant cautions readers to not place undue influence on these forward-looking statements, which speak only as of the date they were made and are not required to be updated by the Registrant in further filings, schedules, or reports the Registrant must file with the Commission.

Item 9.01. Financial Statements and Exhibits.

D. Exhibits.

  The following exhibits are deemed to be "filed" by the Registrant.

     Each of the following exhibits is made a part of this Report by its annexation hereto:

Exhibit No.

Description of Exhibit

10.3	(Reproduction of) Form of Guaranty of the Hudson Note

10.4	(Reproduction of) Non-Negotiable Form of Promissory Note to Michael H. Troso by Randolph S. Hudson

10.5	(Reproduction of) Form of Amendment to Hudson Note

16.1	(Reproduction of) Notification by John J. Marchaesi, C. P. A. of his Resignation

20.1	(Reproduction of) Letter to James W. Margulies Requesting Compliance with Section 16(a) of the

Form 8-K Report dated September 8, 2006, Page 31 of 33

Exchange Act

99.1	(Reproduction of) Certification by Subsidiary as to Statements Made by the Registrant in this Report

99.2	(Reproduction of) Letter to John J. Marchaesi, C. P. A. Required by Item 304(a)(3) of Regulation S-B

99.3	(Reproduction of) Non-Negotiable Form of Promissory Note to Heritage LTD, L.C.

99.4 (Reproduction of) Certificate of SEC-Related Mailings by Randolph S. Hudson

99.5	(Reproduction of) Certificate of Mailings of Non-SEC Related Documents

FURTHER UNDERTAKINGS.

     The Registrant, for the events that occurred during the period described herein, further agrees (a) to timely file an amendment or amendments that reflect a change or changes in the facts or events that, individually or collectively, represent a fundamental change in the information contained in this Report for the period in question, and (b) to include any other information that may be pertinent to the events described in this Report and obtained by the Registrant on a date beyond the date of this Report. However, the Registrant undertakes no responsibility to update or provide additional information to any person or entity relative to its selective disclosure of non-public information, especially, to those individuals or entities disclosed in this Report.

AVAILABLE INFORMATION.

     The Registrant is subject to the reporting requirements of section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is obligated to file quarterly, periodic, annual, and transitional reports, and other information with the Commission, and is obligated to deliver copies of certain reports and filings by mail to its shareholders and to certain other parties, as required by U. S. Federal securities rules and regulations. The public may view, read, or make copies of all the Registrant's existing reports, proxy statements, and other documents filed with the Commission at the Commission's Public Reference Room, which is located at 100 F Street, Northeast, Washington, D. C. 20549. Copies of said materials may also be obtained at from the Commission's Web site, the address of which is http://www.sec.gov, or by telephoning the Commission at 1-800-SEC-0330.

     The Registrant shall permit its shareholders to ask questions of, and receive answers from, the Registrant concerning any aspect of the information contained in this Report, and, if necessary, to obtain additional information, to the extent the Registrant possesses such information or to the extent the Registrant can acquire such information without unreasonable effort or

Form 8-K Report dated September 8, 2006, Page 32 of 33

unreasonable expense. The Registrant encourages its shareholders to contact it; if by mail, to its mailing address, which is Post Office Box 202, Wyoming, New York, 14591-0202, or to the address of its principal executive office. As of the date of this Report, the Registrant does not operate a website.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: September 8, 2006

By Order of the Board of Directors:

Cartoon Acquisition, Inc.,

a United States corporation (the "Registrant")

/s/ Randolph S. Hudson

Randolph S. Hudson

Chief Executive (Principal Executive) Officer

Chief Financial (Principal Financial) Officer

THIS REPORT DOES NOT REQUIRE CERTIFICATIONS BY THE REGISTRANT'S PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER.

Form 8-K Report dated September 8, 2006, Page 33 of 33